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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                               February 13, 1998



                     FIRST COMMUNITY BANKING SERVICES, INC.
                           (Exact name of registrant
                          as specified in its charter)



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
Georgia                               0-18827                              58-18357525
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
(State or other                     (Commission                         (I.R.S. Employer
jurisdiction of                     File Number)                         Identification No.)
incorporation)
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300 So. Peachtree Parkway, Peachtree City, Georgia                         30269
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(Address of principal executive office)                               (Zip Code)


        Registrant's telephone number, including area code: 770-631-2265
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                        Fayette County Bancshares, Inc.
                        -------------------------------
         (Former name or former address, if changed since last report).

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Item 5.  Other Events

         On February 10, 1998, First Community Banking Services, Inc. ("FCBS") and Regions Financial Corporation, Inc. ("RGBK") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which First Community Banking Services, Inc. will merge with Regions by means of a tax-free exchange of common stock. The transaction will be accounted for as a pooling of interests. Consummation of the merger is subject, among other things, to the approval of the Merger Agreement by the shareholders of First Community Banking Services, Inc. and the approval of appropriate federal and state regulatory authorities. It is expected that the merger will be completed in the third quarter of 1998.

         The Merger Agreement calls for an exchange of 1.25 shares of Regions stock for each share of First Community Banking Services, Inc. common stock.

         Copies of the Merger Agreement, and the press release announcing the execution of the Merger Agreement are attached hereto as Exhibits 99.1 and 99.2 respectively, and by this reference made a part hereof.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

(a)      Financial Statements - None

(b)      Pro Forma Financial Information - None

(c)      Exhibits

         99.1 Agreement and Plan of Merger dated February 10, 1998 between Regions Financial Corporation, Inc. and
                  First Community Banking Services, Inc.

         99.2     Press release dated February 13, 1998



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       First Community Banking Services, Inc.



                                       By: /s/ MARK KEARSLEY
                                          -------------------------------------
                                          Mark Kearsley
                                          Chief Financial Officer and
                                          Senior Vice President

Date: March 2, 1998